UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 12, 2007
CKX, INC.
(Exact name of registrant as specified in charter)

Delaware	0-17436	27-0118168
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	650 Madison Avenue New York, New York (Address of principal executive offices)	10022 (Zip Code)
Registrant’s telephone number, including area code: (212) 838-3100

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K
CKX, INC.
July 12, 2007
Item 8.01 Other Events.
Motion filed to dismiss shareholder lawsuit
On June 1, 2007, the same day that CKX, Inc. ("CKX" or the "Company") announced a series of transactions designed to lead to a sale of the Company for $13.75 per share, a lawsuit was filed against the Company and its directors in New York State Court, New York County. The complaint was filed by a purported stockholder of the Company and seeks class action status to represent all of the Company’s public stockholders. The complaint alleges that the sale price is too low and that the Company’s directors have therefore breached their fiduciary duties by approving the transaction. The complaint seeks to enjoin the transaction and compel the defendants (the Company and the members of its board of directors) to find alternate bidders to obtain the highest price for the Company. The complaint seeks no money damages, but does seek attorneys’ and experts’ fees and expenses.
On July 12, 2007, the Company filed a motion to dismiss the lawsuit. The Motion to Dismiss was filed by the Company on behalf of itself and the members of its board of directors on the grounds that the Plaintiff and its attorneys failed to conduct any pre-filing investigation and that the relief sought by the complaint has already been addressed by the Company and is already being provided through several procedures implemented by the Company to maximize stockholder value, including, but not limited to (i) the inclusion in the merger agreement of a “go shop period,” a 45-day period during which a special committee of independent directors of the Company’s board of directors and its financial advisor were authorized to solicit competing proposals, and (ii) an agreement between the Company and the holders of a substantial percentage of the Company’s outstanding shares of common stock, including the Company’s Chairman and Chief Executive Officer and other members of senior management, to vote for any superior proposal recommended by the special committee of the board of directors. The motion further notes that additional information will be forthcoming from the Company, including through the filing of a definitive proxy statement to be filed well in advance of any stockholder vote. The Motion to Dismiss argues that the terms of the transaction and the protections for the Company’s stockholders were described in detail the Company’s Form 8-K filed June 1, 2007 and in the related press release which was filed as an exhibit to such Form 8-K, but were apparently ignored by the Plaintiff and its lawyers. The Motion to Dismiss is scheduled to be heard by the court on August 3, 2007, although that date will likely be extended.
The Plaintiff is represented by the law firm of Zimmerman, Levi & Korsinsky, LLP, 39 Broadway, Suite 1601, New York, NY 10006, telephone: 212-363-7500. The complaint identifies the Plaintiff only as Levy Investments, Ltd. It does not provide an address or jurisdiction of incorporation. A complete copy of the complaint is attached hereto as Exhibit 99. 1.

Important Additional Information Regarding the Merger will be Filed with the SEC: In connection with the proposed Merger, the Company will file with the Securities and Exchange Commission (“SEC”) a proxy statement and a Rule 13e-3 transaction statement on Schedule 13e-3. BEFORE MAKING A VOTING DECISION ABOUT THE PROPOSED TRANSACTION INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT, THE SCHEDULE 13e-3 AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement, the Schedule 13e-3 and other documents filed by CKX, Inc. (when available) at the SEC’s website at http://www.sec.gov. The proxy statement, the Schedule 13e-3 and such other documents may also be obtained for free by directing such request to CKX, Inc. Investor Relations, 650 Madison Avenue, New York, New York 10022 or on the Company’s website at http://www.ckx.com.
The Company and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed Merger. Information regarding the interests of the Company’s participants in the solicitation will be included in the proxy statement relating to the proposed Merger when it becomes available.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Complaint, dated June 1, 2007. Levy Investments, Ltd. v. CKX, Inc., Robert F.X. Sillerman, Michael G. Ferrel, Mitchell J. Slater, Howard J. Tytel, Simon Fuller, Edwin M. Banks, Edward Bleier, Jerry L. Cohen, Carl D. Harnick, Jack Langer, John D. Miller, Bruce Morrow and Priscilla Presley, Supreme Court of the State of New York, County of New York, Index No. 601823/07.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CKX, INC.
BY:	/s/ JASON K. HOROWITZ
Jason K. Horowitz
Senior Vice President

DATE: July 18, 2007

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Complaint, dated June 1, 2007. Levy Investments, Ltd. v. CKX, Inc., Robert F.X. Sillerman, Michael G. Ferrel, Mitchell J. Slater, Howard J. Tytel, Simon Fuller, Edwin M. Banks, Edward Bleier, Jerry L. Cohen, Carl D. Harnick, Jack Langer, John D. Miller, Bruce Morrow and Priscilla Presley, Supreme Court of the State of New York, County of New York, Index No. 601823/07.

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